                       [CONFIDENTIAL TREATMENT REQUESTED]

INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 406.


                                                                 EXHIBIT 10.10


                                GTECH CORPORATION

                            Agreement No. 95530098001
                                          -----------


                                 By and Between


                                GTECH CORPORATION

                                55 TECHNOLOGY WAY

                            WEST GREENWICH, RI 02817


                                       AND

                              MAGNETEC CORPORATION
                              --------------------

                            61 WEST DUDLEY TOWN ROAD
                            ------------------------

                          BLOOMFIELD, CONNECTICUT 06002
                          -----------------------------

                               For The Purchase of


                               Refer to Section 1
                          -----------------------------


                      Commencement Date: September 7, 1994
                                        -------------------

                          Term: Forty-eight (48) months
                               -------------------------

GTECH Representatives:                       Vendor Representatives:

Peter Liakos                                 Bart Shuldman
- -----------------------------------          -----------------------------------

Dennis Abbott                                Mark Goebel
- -----------------------------------          -----------------------------------

Don Troppoli
- -----------------------------------          -----------------------------------

Everett Zurlinden
- -----------------------------------

         GTECH CORPORATION OEM PURCHASE AGREEMENT

1.       TERMS AND CONDITIONS

         1.1      Products
         1.2      Services
         1.3      OEM Purchases
         1.4      No Minimum Committment

2.       ORDERING

         2.1      Purchase Orders
         2.2      Priority Orders
         2.3      Provisioning Orders
         2.4
         2.5      Rescheduling
         2.6      Cancellation for Convenience
         2.7      Forecast

3.       SHIPPING, PACKAGING, DELIVERY

         3.1      F.O.B.; Title; Risk of Loss
         3.2      Shipment
         3.3      Packaging
         3.4      International Shipments
         3.5      Early Arrival

4.       PRICE

         4.1      Unit Prices
         4.2
         4.3      Price Reduction on Spare Parts and Repairs
         4.4      Most Favored Customer

5.       PAYMENT

6.       TAXES AND DUTIES

7.       CHANGES

         7.1      Product Changes

         7.2      GTECH Changes
         7.3      Enhancements, Successor Products

8.       PRODUCT QUALITY AND RELIABILITY REQUIREMENTS

         8.1      Vendor Survey
         8.2      Final Test and Inspection Data
         8.3      Test Equipment and Procedure Correlation
         8.4      Source Inspection
         8.5      Ship-To-Stock Program
         8.6      Failure Analysis and Corrective Action
         8.7      GTECH's Rights with Respect to Non conforming Goods

9.       INSURANCE

         9.1      Vendor Insurance Coverage
         9.2      Workers Compensation and Employers Liability
         9.3      Automobile Liability
         9.4      Public Liability
         9.5      Umbrella Policy
         9.6      Crime Insurance
         9.7      Proof of Insurance

10.      INDEMNITY

11.      SPARE PARTS

         11.1     Recommended Spare Parts
         11.2     Non-Standard Parts
         11.3     Emergency Stock
         11.4     Spares Support

12.      REPAIR SUPPORT

         12.1     Repair Orders
         12.1.1.  Non-Warranty Repair Cost
         12.2     International Repair and Support
         12.3     Failure Analysis
         12.4     Repair Capabilities
         12.5     Test Equipment
         12.6     Qualified Vendor List
         12.7     Diagnostics
         12.8     Documentation

13.      TRAINING

         13.1     Initial Training
         13.2     Component Level Training
         13.3     Future Training

14.      WARRANTIES

         14.1     Vendor Standards
         14.2     Authority
         14.3     Title; Infringement
         14.4     Conformance; Defects
         14.5
         14.6     Freight Charges on Non-Warranty

15.      BAILMENT AGREEMENT

16.      TOOLING

17.      FORCE MAJEURE

18.      CONFIDENTIALITY

19.      PUBLIC ANNOUNCEMENTS

20.      NOTICES

21.      ASSIGNMENT

22.      TERMS AND TERMINATION

         22.1     Terms
         22.2     Termination; GTECH's Rights
         22.3     Termination; Vendor's Rights
         22.4     Obligations on Termination

23.      CONFLICTING PROVISIONS

24.      MANUFACTURING RIGHTS

25.      MISCELLANEOUS

ATTACHMENTS

1.      -      Product Specifications
2.      -      Pricing
2A.     -      Recommended Spare Parts List and Pricing
3.      -      Lead Time & Rescheduling
4.      -      Bailment Agreement
5.      -      Non-Warranty Repair Costs
6.      -      Manufacturing Rights

                          GTECH OEM PURCHASE AGREEMENT

         THIS AGREEMENT between GTECH CORPORATION, a Rhode Island corporation, with offices at 55 Technology Way, West Greenwich, RI 02817 ("GTECH") and Magnetec Corporation a Connecticut corporation. with offices at 61 West Dudley Town Road, Bloomfield, Connecticut 06002 ("VENDOR") sets out the terms and conditions under which VENDOR will sell the Products and provide the Services described in this Agreement and Attachments to GTECH.

1.       Terms and Conditions

         1.1 Products. As used in this agreement. "Products" means the products, as well as the VENDOR's recommended spare parts, subassemblies, operating supplies, maintenance kits, and options, if any, produced in accordance with the specifications attached hereto as Attachment 1 ("Specifications") and any subsequent modifications authorized in accordance with the terms of this Agreement. Products include pre-approved vendor model numbers in conjunction with the specification.

         1.2 Services. As used in this Agreement, "Services" means the ancillary services, if any, to be provided by VENDOR in accordance with the terms of this Agreement including without limitation, those services described in Section 11 and 12 of this Agreement.

         1.3 OEM Purchases, GTECH represents that the Products purchased under this Agreement are intended primarily for resale, rental or lease directly and indirectly to GTECH's customers under trademarks and trade names selected by GTECH for use in conjunction with GTECH systems or with other value added by GTECH, its subsidiaries or its distributors. Products may also be used by GTECH and its subsidiaries for their internal use.

         1.4 No Minimum Commitment. Unless otherwise specified [confidential treatment requested] there is no minimum quantity of purchases under this Agreement. VENDOR will furnish Products and Services on an as-ordered basis. It is expressly understood and agreed that GTECH is not obligated to purchase any or all of the Products and Services requires from VENDOR and that GTECH may manufacture competitive Products and Services itself and/or procure competitive products and services from other vendors.

2.       Ordering

         2.1 Purchase Orders, All purchases under this Agreement will be made under purchase orders referencing this Agreement issued by GTECH or by any subsidiary or affiliate of GTECH. Purchase Orders will be deemed accepted by VENDOR unless rejected in writing by VENDOR specifying the reasons for rejection within fourteen (14) calendar days after receipt of the Purchase Order. Purchase orders may be rejected by VENDOR only if a Purchase Order does not comply with the terms and conditions of this Agreement or proposes new or additional terms that are not acceptable to VENDOR.

         2.2 Priority Orders. GTECH Purchase Orders for spare parts identified as "Priority Orders" shall be shipped within twenty-four (24) hours after receipt by VENDOR's Customer Service Division. In the event that Products ordered within the Normal Lead Time are overdue for delivery to GTECH, VENDOR shall ship replacement Product to GTECH at no cost to GTECH, and any premium air freight charges shall be prepaid by, and borne by VENDOR.

         2.3 Provisioning Orders. GTECH Purchase Orders for spare parts identified as "Provisioning Orders" shall be shipped within twenty (20) days after receipt by VENDOR. Provisioning Orders shall not be decremented by placement of any Priority Orders, unless expressly requested by GTECH.

         2.4 Lead Time. Unless otherwise agreed, Purchase Orders shall specify a delivery date with the Normal Lead Time specified in Agreement 3. If no lead time is specified, Products or Services will be delivered within [confidential treatement requested] days of VENDOR's receipt of the Purchase Order. If GTECH requests delivery with less than Normal Lead Time to meet a special requirement, including the replacement of Products lost or damaged in shipment, VENDOR will use its best efforts to expedite delivery; including, without limitation, giving GTECH first priority with respect to all Products in stock or on order; provided however, that GTECH shall not pay any additional charges or costs for expediting unless such charges or costs have been accepted in writing by GTECH.

         2.5 Rescheduling. GTECH may reschedule delivery of any Product or Service by written notice to VENDOR at anytime before the delivery date specified in the applicable Purchase Order, as specified in Attachment 3.

         2.6 Cancellation for Convenience, GTECH may cancel any or all Purchase Orders or part thereof at any time prior to the scheduled delivery date. In such event, with respect to customized GTECH-specific Products which cannot be resold, GTECH and VENDOR will negotiate a reasonable cancellation charge based on VENDOR's cost, as supported by proper documentation, to be paid to VENDOR as liquidated damages as GTECH's sole obligation and VENDOR's sole remedy. In no event shall such cancellation charges exceed the amount specified in Attachment 2, Pricing.

         2.7 Forecast. Any forecast is provided as a good faith estimate of GTECH's anticipated requirements for Products for the periods indicated based on current market conditions and does not constitute a commitment to purchase any quantity of Products or Services.

3.       Shipping, Packaging, and Delivery

         3.1 F.O.B., Title, Risk of Loss. Unless otherwise agreed, deliveries of Products will be made F.O.B. VENDOR's dock, continental U.S. facility. Subject to proper packaging, title and risk of loss shall pass to GTECH upon proper tender of the Products to the carrier. VENDOR will provide proof of delivery upon request and will provide reasonable assistance to GTECH at no charge in any claim GTECH may make against a carrier or insurer for misdelivery, loss or damage to Products after title has passed to GTECH.

         3.2 Shipment. VENDOR will ship Product in accordance with GTECH's instructions if a "promise date" is specified in the purchase order. In the absence of any other instructions, Products will be shipped by common carrier commercial land freight for delivery in the continental United States and by ocean freight for deliveries elsewhere, insurance and shipping charges collect.

         3.3 Packaging. VENDOR shall affix to the outside of each shipment a list of contents, including serial numbers, to allow for review of contents upon receipt. Products shall be packaged in accordance with any special instructions in Attachment 1. Where no special instructions for packaging is provided, GTECH's general packaging specification, Attachment 6, (or current version supplied to VENDOR) shall be used.

         3.4 International Shipments. If GTECH specifies delivery for international shipment by GTECH or GTECH's freight forwarder, VENDOR will be responsible for obtaining any necessary U.S. Department of Commerce export licenses, permits or approvals. GTECH will be responsible for any licenses, permits or approvals of the country of import.

         3.5 Early Arrival. GTECH reserves the right to reject Products arriving at GTECH's facilities more than five (5) days before the "promise date" if one is specified in the Purchase Order.

4.       Price

         4.1 Unit Prices. The prices for Products, Services, (if separately priced) operating supplies, maintenance kits, and spare parts under this Agreement will be as specified in Attachment 2. Unless otherwise stated in Attachment 2, the prices and pricing formulas in Attachment 2 will remain in effect for the Term of the Agreement and any extensions. GTECH international subsidiaries may purchase Products under the same conditions as in Attachment 2, in U.S. dollars. Pricing for Products and Services may be renegotiated from time to time by mutual agreement of the parties.

         4.2 [confidential treatment requested] VENDOR represents that the prices [confidential treatment requested] charged to any other customer of VENDOR purchasing the [confidential treatment requested] quantities of Products and/or Services under similar terms and conditions. If at any time or times hereafter VENDOR offers Product and/or Services to any other customer on more favorable terms, conditions or prices, VENDOR shall at the time offer the same terms, conditions and prices to GTECH. If accepted by GTECH, such terms, conditions and/or prices shall apply to all Products and Services purchases by GTECH for the balance of the Term.

         4.3 Price Reductions on Spare Parts and Repairs. In the event of a price reduction on the Product covered under this Agreement, VENDOR agrees to reduce the list price of that component, the component as a spare part, and repairs as related to that component. The price reduction will apply to all Purchase Orders for spare parts and repairs which are scheduled for delivery on less than thirty (30) days after the effective date of the price reduction.

         4.4 Most Favored Customer. All of the prices, terms, warranties and benefits granted by Vendor herein are comparable to or more favorable to Vendor than the equivalent terms being offered by Vendor to any present customer. If Vendor shall, during the period from the Effective Date to the date of acceptance of the Equipment, enter into arrangements with any other customer providing in the aggregate greater benefits or more favorable terms (other than more favorable prices caused solely by difference in foreign currency exchange rates), this Agreement shall thereupon be deemed amended to provide same to GTECH.

5.       Payment

         VENDOR may issue invoices no earlier than the shipping date of the Products or Services. Payment will be made within [confidential treatment requested] of receipt of original invoices. Payment shall not constitute acceptance on non-conforming Products. For repair of products at international locations, term of payment will be [confidential treatment requested] in U.S. dollars.

6.       Taxes and Duties

         Attachment 2 sets forth all taxes applicable to the Products. GTECH will pay as a separate invoiced item only such sales, use, value-added or similar tax listed therein (all other taxes are excluded, including, without limitation, taxes based upon VENDOR's net income), lawfully imposed on the sale of the Products or provision of Services to GTECH. Taxes, duties or like charges imposed on the Products after title has passed to GTECH will be paid by GTECH unless such charges are the result of a trade sanction imposed on VENDOR's Products, as specified in Section 22.2, below. In lieu of taxes, GTECH may furnish to VENDOR a tax exemption certificate. VENDOR agrees to provide reasonable assistance to GTECH, without charge, in any proceeding for the refund or abatement of any taxes GTECH is required to pay under this Section 6.

7.       Changes

         7.1 Product Changes. VENDOR shall submit evaluation samples of all Products changes that affect form, fit, function, maintainability, repairability, reliability or appearance at least ninety (90) days before such changes are implemented. VENDOR shall forward (2) copies of all requests to make the changes generally described above to: GTECH CORPORATION, 55 Technology Way, West Greenwich, RI 028l7 Attention: Purchasing Agent. GTECH may, at its option, decline to have such changes incorporated into the Products. Proposed changes will not be incorporated into the Products until accepted in writing by GTECH. In no event will GTECH ever be deemed to have accepted any change in the price or delivery schedule without its prior written consent.

         7.2 GTECH Changes. GTECH may request changes in the Products at any time or times during the term of this Agreement. If such changes in the Products will require changes in the prices and/or delivery schedule, VENDOR must respond promptly with a written change proposal setting forth the changes in prices and/or delivery schedule. Such proposal, when signed by an authorized representative of GTECH, will become part of this Agreement. If VENDOR cannot respond within thirty (30) days, VENDOR must provide a written explanation to GTECH as to why they cannot and notify GTECH as to when they can, within thirty (30) day period. If VENDOR does not respond with a written communication within thirty (30) days after receipt of GTECH's request, such changes will be implemented without any alteration in the price and/or delivery schedule. Such changes are and shall remain the property of GTECH, and Vendor may not use such changes or disclose them to others without the prior written consent of GTECH.

         7.3 Enhancements, Successor Products. If during the term of this Agreement, VENDOR offers improvements, options, additional functionality or other enhancements to the Products not available at the time this Agreement is signed ("Enhancements") or other products which substantially replace the Products ("Successor Products"), VENDOR will offer such Enhancements and/or Successor Products to GTECH at prices that do not exceed those charged to any other customer of VENDOR purchasing the [confidential treatment required] quantities of such Enhancements or Successor Products. If GTECH elects, in writing, to purchase such Successor Products or Enhancements, the Enhanced Products or Successor Products as the case may be, will be substituted to make up the balance of any committed quantity under this agreement. In any event, GTECH may, at its option, elect to continue to purchase Products as originally specified for the balance of the then current ordering period.

8.       Quality and Reliability Requirements

         GTECH requires that the vendor have in place at their manufacturing facility or facilities, adequate quality and reliability safeguards to ensure that all product shipped to GTECH meets or exceeds all parameters called forth in the product specification, Attachment 1.

         8.1 Vendor Survey. The Vendor will allow GTECH to perform a vendor survey at the vendor's facility or facilitates. This survey will include, but is not limited to, an audit of the manufacturing process, reviewing the yields at each inspection and test point in the manufacturing process, and review of the on-going reliability test data.

         8.2 Final Test and Inspection Data. The vendor will make final test and inspection data (yield information), and on-going reliability test data available at the request of GTECH throughout the life of the product.

         8.3 Test Equipment and Procedure Correlation. The test equipment and procedures used in the vendor's final inspection and test, will correlate with the test equipment and procedures used by GTECH; if correlation is not achieved within 30 days prior to the first production shipment, the vendor agrees to obtain additional test equipment and/or develop procedures which are capable of correlation. Said test equipment and procedures will be mutually agreed upon by both the vendor and GTECH OEM Test Engineering, Procurement Quality and Purchasing.

         8.4 Source Inspection. The vendor will allow' GTECH ( or its representatives) to perform source inspection at their facility (or facilities), using mutually agreed upon test equipment and procedures. To do this in a timely fashion, the vendor will notify GTECH (or its representative) that source inspection is available at least one week prior to the requested source inspection date. Source inspection activity will continue, at the discretion of GTECH Procurement Quality Organization, throughout the life of the product, or until such time as the product meets or exceeds all requirements of the GTECH Ship-To-Stock program.

         8.5 Ship-to-Stock Program. The vendor will participate in the GTECH Ship-To-Stock program. This program requires that the vendor's product achieve a quality level sufficient for Ship-To-Stock status (minimum of 98% AQL) within 90 days of receipt of the first shipment of production units at GTECH. If, due to the vendor's inability to meet the Ship-To-Stock criteria, source inspection is continued beyond the initial 90 day period, GTECH OEM Purchasing may, at its discretion, recover all costs associated with continued unacceptable quality by taking a credit against the purchase price of the products.

         8.6 Failure Analysis and Corrective Actions. The vendor agrees to supply, within 15 calendar days of, written failure analysis and corrective actions for any in warranty devices failing to meet any and all form, fit, function, quality or reliability requirements called out in the product specification.

         8.7 GTECH's fights with respect to non conforming goods. The testing procedures available to GTECH are discretionary and not mandatory. In the event GTECH chooses not to perform any or some portion of such testing, or such testing would not reasonably reveal a non conformance in the Products, GTECH reserves its fight under the Uniform Commercial Code to reject any shipment of Products and to purchase similar Products and be immediately reimbursed by the Vendor for the difference between the cost of such products and the Vendors' Products.

9.       Insurance

         9.1 Vendor Insurance Coverage. Vendors shall purchase and maintain throughout the life of this agreement, such insurance as will protect it and GTECH from claims set forth below which may arise out of or result from the Vendor's operations under this agreement whether such operations be by it or by any subcontractor or by anyone for whose acts any of them may be liable. Vendor shall cause GTECH to be named insured under all coverages except Workers Compensation. Appropriate endorsements will be attached to state that the vendors policy will be primary to any other policies that may be in effect.

         9.2 Worker's Compensation and Employers Liability. Workers Compensation Insurance as required by statute, and if applicable contractors liability under the Federal Longshoremen and Harbor Workers Act. Employers liability coverage shall be in an amount of no less than $500,000.

         9.3 Automobile Liability.- Policies should provide a minimum combined single limit of $1,000,000 for each occurrence of bodily injury and property damage.

         9.4 Public Liability. Policies will provide a minimum of $1,000,000 per occurrence for bodily injury and property damage, endorsed at a minimum with the following coverages:
                  * Products and completed operations to the policy limits;
                  * Fire Legal Liability to policy limits;
                  * Blanket Contractual Liability to policy limits;
                  * Independent contractors inclusion to policy limits:
                  * Personal injury or the equivalent as provided by a Broad form Comprehensive general Liability Policy.

         9.5 Umbrella Policy. An umbrella policy with limits of no less than $5,000,000 will be in place and will include all the above listed primary policies.

         9.6 Crime Insurance. A Crime Insurance (Fidelity Bond) policy in the amount of $500,000 that will pay on behalf of the contractor to GTECH for losses caused by the dishonest acts of the Vendor or his employees, agents, or designees.

         9.7 Proof of Insurance. Evidence of said insurance will be in the form of a certificate of insurance and will be provided within 10 days from the date of this agreement. Notification to GTECH will occur within 15 days of any cancellation or material change in coverage. In the event of a failure to furnish such proof or the cancellation or material change of such insurance, without prejudice to any other remedy GTECH may have, GTECH may terminate this agreement, or at its option, charge the cost of required insurance to the vendor. Coverage will be in effect with Insurance carriers licensed to do business in any state that the Vendor will perform its services and will be rated no less than A by the AM Best Company. All Certificates of Insurance are to be forwarded to: GTECH Corporation, 55 Technology Way, West Greenwich, RI 02817, ATTN: Risk Management Department.

10.      Indemnity

         In addition to, and not in limitation of, any other indemnifications, warranties and covenants set forth herin, VENDOR hereby agrees to indemnify and hold GTECH harmless with respect to any and all costs, expenses and liability, including without limitation reasonable attorneys, fees, arising out of any claim or action based on a failure of the Products or Services to meet the specifications set forth herein, or the failure of the VENDOR to meet any of its obligations hereunder.

         VENDOR shall defend, indemnify and hold GTECH, GTECH's subsidiaries, affiliates, distributors and customers harmless from any and all costs, expenses and liability, including reasonable attorney's fees, arising out of any claim or action based on actual or alleged infringement by the Products of any patent, copyright, trade secret or other proprietary interest. GTECH shall give VENDOR prompt notice of any claim or action and shall provide reasonable assistance in VENDOR, at VENDOR'S expense, in defending any such claim or action. If an injunction is issued which prohibits the use or sale of the Products by reason of any matter covered by this Section 10, then VENDOR shall, at its expense, either: (a) procure for GTECH and its customers the right to continue using the Products; (b) modify the Products so they become non-infringing; (c) substitute equivalent non-infringing products; or, (d) if neither (a) through (c) are reasonably available, GTECH may return the Products to VENDOR and VENDOR will refund the purchase price to GTECH less depreciation based upon the straight line method and a product life of five (5) years.

        Notwithstanding the foregoing, VENDOR shall have no liability to GTECH for actual or claimed infringement arising out of: (a) compliance with detail designs, plans or specifications furnished by GTECH unless (i) such infringement would arise independent of such designs, plans or specifications;
(ii) VENDOR has actual knowledge that compliance with such specification would result in infringement; (b) use of the Products in combination with other equipment or software not reasonably contemplated by VENDOR; or (c) use of the Products in any process not reasonably contemplated by VENDOR. VENDOR acknowledges that the Specification attached to this Agreement is not a "specification" which excuses VENDOR from performing its obligations hereunder.

        The terms and conditions of this Sections 10 shall survive the expiration or termination of this Agreement for any reason whatsoever.

11.      Spare Parts

         11.1 Recommended Spare Parts. VENDOR shall provide a Recommended Spare Parts List (RSL) for all Products covered by this Agreement (See attachment 2A). The RSL shall include all parts and assemblies necessary to repair and maintain the Products purchased under this Agreement. A separate RSL shall be supplied for each product model or configuration, identifying all common parts.

         11.2 Non-Standard Parts, If the Product contains a part not readily available in the marketplace VENDOR shall make such part available to GTECH in accordance with Section 11.4.

         11.3 Emergency Stock. VENDOR shall maintain an adequate supply of spare parts at its facility to support Priority Orders, as described in Section 2.2.

         11.4 Spares Support. VENDOR shall make all spare parts including Non-Standard Parts as described in Section 11.2 above, available during the term of this Agreement and for a period of five (5) years thereafter. In the event VENDOR is unable to fill GTECH's Purchase Orders promptly, VENDOR shall make available, at no charge to GTECH, VENDOR's manufacturing drawings and specifications, list of suppliers, and information necessary to purchase and/or manufacture all parts and/or assemblies or subassemblies for the parts which are not available from the VENDOR, and Vendor shall be liable for the difference between GTECH's cost of manufacture and Vendor's sales price.

12.      Repair Support

         12.1    Repair Orders. In addition to VENDOR's obligations under
Section 14, VENDOR agrees to repair all out of warranty failures within [confidential treatment requested] from the receipt of the

Product, or else replace such Product within [confidential treatment requested] with new Product which shall conform to the Product Specification, Attachment 1.

         12.2 International Repair and Support. VENDOR shall identify international locations, as required, for the repair and support of the Product and subassemblies. In the event that those international facilities are not [confidential treatment requested] of the VENDOR, then VENDOR shall procure for GTECH the right to have repairs on the Product performed at the international locations whether the failure occurs within the warranty periods as specified in 14 or otherwise.

         12.3 Failure Analysis. VENDOR shall provide a failure analysis on each Product which is returned for repair under warranty. On serialized Products repair data shall be provided for each serialized unit returned. Vendor shall provide general failure data on out of warranty returns.

         12.4 Repair Capabilities. GTECH reserves the fight to repair any out-of-warranty assemblies, subassemblies, or other items comprising the Product purchased under this Agreement. VENDOR will supply GTECH with the necessary documentation to repair the Products including the information listed under Sections 12.4, 12.5, 12.6, 12.7 and 12.8.

         12.5 Test Equipment. VENDOR shall make available to GTECH, upon written request by GTECH, any test procedures, special tools, jigs, fixtures, diagnostics, programs, test equipment or supplies, with supporting documentation, necessary to repair the unit, any of the assemblies, subassemblies, piece parts, components, or other items comprising the Product purchased under this Agreement to component level.

         12.6 Qualified Vendor List. VENDOR shall supply GTECH a qualified vendor list (QVL) for standard components used in the products purchased under this Agreement. This QVL shall include the manufacturers and vendors along with the corresponding part numbers for standard components used in the Product, any of the assemblies, subassemblies, piece parts, components, or other items comprising the Products purchased under this Agreement. Updates to this list shall be forwarded to GTECH CORPORATION, 55 Technology Way, West Greenwich, RI 02817 Attention: Procurement Agent Responsible for Commodity.

         12.7 Diagnostics. VENDOR agrees to sell GTECH at prices to be mutually agreed upon, with supporting documentation, any of its diagnostics, test programs and test routines, necessary to repair to component level, the unit, any of the assemblies, subassemblies, piece parts, components, or other items comprising the Products purchased under this Agreement.

         12.8 Documentation. In consideration of the purchase of Products under this Agreement, and at no additional cost, VENDOR hereby grants onto GTECH the right to use, reprint, and distribute VENDOR's Product manuals and documentation ("Documentation"), including but not limited to user's manuals, schematics, maintenance, theory of operation and troubleshooting guides, and any other Documentation that VENDOR shall make available during the Terms of this Agreement. Upon request, VENDOR shall provide a camera ready copy of each Document, and subsequent modifications to GTECH at no additional charge. GTECH agrees to display copyright notices in accordance with VENDOR's reasonable written instructions.

13.      Training

         13.1 Initial Training. VENDOR agrees to provide, at no charge to GTECH, two (2) training classes with up to twelve (12) students per class at GTECH World Headquarters, 55 Technology Way, West Greenwich, RI or at Magnetec's facility at 61 West Dudley Town Road, Bloomfield, CT during the term of this Agreement. Pursuant to the above, GTECH shall: (1) reimburse VENDOR for instructors reasonable transportation and living expenses and, (2) provide equipment (or reimburse VENDOR for equipment transportation) as required to support training classes. VENDOR shall provide the instructor and his instructional materials for the above referenced classes. Training classes may be video taped for future us by GTECH.

         13.2 Component Level Training. VENDOR shall provide at no charge to GTECH, such training necessary to enable GTECH to repair to a component level, the unit, any of the assemblies, subassemblies, or other items comprising the Products purchased under this Agreement. A minimum of one (1) of the training classes described in Section 13.1 may consist of Component Level Training, if desired.

         13.3 Future Training. GTECH may schedule a maximum of three (3) students per quarter in VENDOR's regularly scheduled classes at GTECH World Headquarters, 55 Technology Way, West Greenwich, RI, or Magnetec's facility at 61 West Dudley Town Road, Bloomfield, CT, during the term of this agreement. GTECH agrees to pay a $65.00 per hour trainer charge.

14.      Warranties

         14.1 VENDOR represents and warrants that all Products delivered to GTECH under this Agreement will comply with applicable U.L, CSA, TUV and VDE standards and will comply with the applicable FCC rules for the type of Product involved, including type acceptance or certification where required. VENDOR will provide all necessary information and assistance to GTECH with respect to listings, certifications and approvals that are required to be in GTECH's name.

         14.2 Authority. VENDOR warrants that: (a) it has the right to enter into this Agreement; (b) all necessary actions, corporate and otherwise, have been taken to authorize the execution and delivery of this Agreement and the same is the valid and binding obligation of VENDOR; (c) all licenses, consents and approvals necessary to carry out all of the transactions contemplated in this Agreement have been obtained by VENDOR; and, (d) VENDOR'S performance of this Agreement will not violate the terms of any license contract, note or other obligation to which VENDOR is a party.

         14.3 Title: Infringement. VENDOR warrants that: (a) it has and shall pass to GTECH good title to the Products free and clear of all liens and encumbrances; (b) the Products do not infringe any patent, trademark or copyright or otherwise violate the rights of any third party; (c) no claim or action is, to the best of its knowledge, pending or threatened against VENDOR or, to VENDOR's knowledge, against any licenser or supplier of VENDOR that would adversely affect the right of GTECH or any customer of GTECH to use the Products for their intended use.

         14.4 Conformance: Defects. Unless otherwise specified in Attachment 1, VENDOR warrants that the Products will: (a) be new: (b) conform to the Specification; (c) conform to the standards and procedures as set forth in the GTECH Quality And Reliability Procedure, Attachment 7; and, (d) be free from defects in materials and workmanship for a period of fifteen (15) months from date of shipment from VENDOR whether GTECH or a customer. Upon written notice from GTECH of a Product or part that fails to meet the foregoing warranty, VENDOR will promptly repair or replace such Products(s) within ten (10) calendar days of receipt by VENDOR of the failed or non-conforming Product or spare part.

         14.5 [confidential treatment requested] All Products returned to VENDOR for repair under warranty shall be shipped, FOB GTECH's domestic repair facility, [confidential treatment requested] to VENDOR. VENDOR shall return all Product repaired under warranty, FOB GTECH's designated domestic stocking facility, [confidential treatment requested]

         14.6 Freight Charges on Non-Warranty Repairs. Freight charges directly associated with the repair of non-warranty products and/or spare parts shall be borne by GTECH.

15.      BAILMENT AGREEMENT

         Any tools, equipment, software, documentation or other materials supplied by GTECH to VENDOR whether separately listed or not, are made available pursuant to the terms and conditions of the GTECH Bailment Agreement attached hereto as Attachment 4 and are provided solely for use by VENDOR in its performance of this Agreement.

16. Tooling

         Any Tooling purchased by GTECH for the manufacture of the Product, whether kept at GTECH's or VENDOR's premises, shall remain the property of GTECH for GTECH's exclusive use. The Tooling purchased by GTECH and used by VENDOR in the manufacture of this Product shall be stored and maintained by VENDOR but may be removed from the VENDOR's location at any time by GTECH, without notice, and at no additional cost to GTECH. VENDOR shall take such steps to protect GTECH's title to the Tooling as GTECH may reasonably request. At a minimum, VENDOR shall cause a sign to be affixed to such tooling stating "Property of GTECH Corporation".

17.      Force Majeure

         Either party shall be excused from its performance hereunder to the extent that its performance is prevented by fire, flood, acts of God, strikes or other causes beyond its reasonable control; provided that, the party claiming Force Maejure notifies the other in writing within five (5) days of the commencement of the condition preventing its performance and its intent to rely thereon to extend the time for its performance of this Agreement.

18.      Confidentiality

         18.1 VENDOR acknowledges and agrees that all documents, data, software or information in any form which are provided by GTECH (hereinafter "Confidential Information") is the property of GTECH. VENDOR will receive and maintain all Confidential Information in the strictest confidence and, except as provided herein, shall not use Confidential Information for its own benefit or disclose it or otherwise make it available to third parties without the prior written consent of GTECH. VENDOR agrees to limit the use of Confidential Information to only those of its employees who need Confidential Information for the purpose of this Agreement and to advise all of its employees of GTECH's rights in the Confidential Information. Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information, trademarks, patents or copyrights of GTECH, except for the limited purposes of VENDOR's performance hereunder. Confidential Information does not include information which is: (a) in the public domain; (b) already known to the party to whom it is disclosed (hereinafter "Recipient") at the time of such disclosure; (c) subsequently received by Recipient in good faith from a third party having prior right to make such subsequent disclosure; (d) independently developed by Recipient without use of the information disclosed pursuant to this Agreement; (e) approved in waiting for unrestricted release or unrestricted disclosure by the party owning or disclosing the information (hereinafter "Discloser"); or (f) produced or disclosed pursuant to applicable laws, regulations or court order, provided the Recipient has given the Discloser written notice of such request such that the Discloser has an opportunity to defend, limit or protect such production or disclosure. At the request of a Discloser, and in any event upon the expiration or other termination of this Agreement, each Recipient shall promptly deliver to Discloser all products, components and equipment provided by Discloser as well as all records or other things in any media containing or embodying Discloser's Confidential Information within its possession or control which were delivered or made available to each Recipient during or in connection with this Agreement, including any copies thereof.

         18.2 GTECH acknowledges and agrees that all confidential and proprietary information of VENDOR provided to GTECH, including, without limitation the manufacturing package and the printhead design and manufacture documents, data, software or information in any form (hereinafter "Confidential Information") is the property of VENDOR. GTECH will receive and maintain all Confidential Information in the strictest confidence, and, except as provided herein, shall not use Confidential Information for its own benefit or disclose it or otherwise make it available to third parties without the prior written consent of VENDOR. GTECH agrees to limit the use of Confidential Information to only those of its employees who need Confidential Information for the purpose of this Agreement and to advise all of its employees of VENDOR's rights in the Confidential Information. Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information, trademarks, patents or copyrights of VENDOR, except for the limited purposes of GTECH's performance hereunder. Confidential Information does not include information which is: (a) in the public domain; (b) already known to the party to whom it is disclosed (hereinafter "Recipient") at the time of disclosure; (c) subsequently received by Recipient in good faith from a third party having prior right to make such subsequent disclosure; (d) independently developed by Recipient without use of the information disclosed pursuant to this Agreement; (e) approved in writing for unrestricted release or unrestricted disclosure by the party owning or disclosing the information (hereinafter "Discloser"); or (f) produced or disclosed pursuant to applicable laws, regulations or court order, provided the Recipient has given the Disclosure written notice of such request such that the Disclosure has an opportunity to defend, limit or protect such production or disclosure. At the request of a Disclosure, and in any event upon the expiration or other termination of this Agreement, each Recipient shall promptly deliver to Disclosure all products, components and equipment provided by Disclosure as well as all records or other things in any media containing or embodying Disclosure's Confidential Information within its possession or control which were delivered or made available to each Recipient during or in connection with this Agreement, including any copies thereof.

19.      Public Announcements

         VENDOR agrees not to make any public announcements regarding this Agreement or to disclose any of the terms and conditions hereof to any third party without prior written consent of GTECH, except as may be required by law or court of competent jurisdiction.

20.      Notices

         All notices required or contemplated by this Agreement shall be deemed effective if written and delivered in person or actually received or if sent by registered mail, return receipt requested, or overnight delivery to GTECH at the address shown above to the attention of GTECH's Representative or to VENDOR at the address shown above to the attention of VENDOR's Representative; or such other persons or addresses as may hereafter be designated by the respective parties. Notices to GTECH under Section 19 hereof shall not be effective unless a copy is delivered personally, actually received or sent by registered mail, or overnight delivery, return receipt requested to the Office of the General Counsel of GTECH at the address shown above.

21. Assignment

         This Agreement and the disclosure of confidential information hereunder is made in reliance upon VENDOR's reputation, skill and expertise. VENDOR agrees not to assign this Agreement or any right or obligation hereunder without the prior written consent of GTECH in each instance, which will not be unreasonably withheld. This Agreement may be assigned to any purchaser or transferee of substantially all of the VENDOR's business assets, without the consent of, but upon notice to GTECH. GTECH can cancel if an assignment is not acceptable to GTECH.

         GTECH may assign its rights and/or obligations hereunder, in whole or in part, to any parent or subsidiary corporation, or any affiliate, without the consent of, but upon notice to, VENDOR.

22.      Term and Termination

         22.1 Terms. This agreement will commence on the 7th day of September, 1994, and will continue for forty-eight (48) months, until the 6th day of September, 1998. The Term is specified above and includes any renewals or extensions unless terminated earlier as provided in this Agreement. Unless either party notifies the other in writing at least ninety (90) days before the end of the Terms of its intent to terminate this Agreement at the end of the Term, this agreement will be extended automatically and will continue in effect without any volume commitment until terminated by either party on ninety (90) days prior notice. Unless otherwise agreed in writing, the prices during any such extension shall be the prices in effect at the end of the term, as set forth in Attachment 2.

         22.2 Termination: By GTECH. GTECH may terminate this Agreement at any time if (a) VENDOR fails or neglects to perform any of its obligations hereunder and such condition has not been cured within [confidential treatment requested] of written notice thereof by GTECH (to the extent such default cannot be cured within [confidential treatment requested] it shall not be a default if VENDOR has commenced a cure within [confidential treatment requested] and has actually cured such default within [confidential treatment requested]; (b) VENDOR, or VENDOR's parent or a wholly owned subsidiary of VENDOR, is the subject of trade sanctions by the United States government, or any other government, or quasi-governmental agency which materially affects GTECH's ability to sell, lease, or maintain the Product; (c) VENDOR attempts to assign this Agreement or any obligation hereunder without GTECH's consent; (d) any assignment is made of VENDOR's business for the benefit of creditors, or if a petition in bankruptcy is filed by or against VENDOR and is not dismissed within ninety (90) days, or if a receiver or similar officer is appointed to take charge of all or part of VENDOR's property, or if VENDOR is adjudicated a bankrupt.

         22.3 Termination: By VENDOR. VENDOR may terminate this Agreement if;
(a) GTECH fails to perform any of its obligations hereunder and such condition has not been cured within thirty (30) days of written notice thereof by VENDOR; provided that, VENDOR may not terminate this Agreement for reason of non-payment by GTECH of any amounts disputed in good faith, or (b) if any assignment is made of GTECH's business for the benefit of creditors; or, (c) if a petition in bankruptcy is filed by or against GTECH and is not dismissed within ninety (90) days, or if a receiver or similar officer is appointed to take charge of all or part of GTECH's property, or if GTECH is adjudicated a bankrupt.

         22.4 Obligations of Termination. Upon expiration or termination of this Agreement for any reason, VENDOR shall promptly deliver to GTECH all tools, equipment, software documentation and other materials furnished to VENDOR by GTECH hereunder. VENDOR's obligations under Section 2, 9, 10, 11, 13, 15, 17, 18, 21 and 24 hereof shall survive expiration or Termination of this Agreement or its extensions regardless of the manner of Termination.

23.      Conflicting Provisions

         In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any Purchase Order, typewritten terms added by GTECH on a Purchase Order shall control the terms and conditions of this Agreement, and the terms and conditions of this agreement shall control the printed terms and conditions on any purchase order. Typewritten terms added by GTECH on any purchase order shall apply to the Products and/or Services ordered under such individual Purchase Order. The terms and conditions of this agreement and, if applicable, the typewritten terms and conditions added by GTECH on any purchase order shall prevail over any inconsistent terms and conditions contained in any Vendor acknowledgment or invoice.

         Notwithstanding any assignment, VENDOR shall remain responsible for the full performance of all of the terms and conditions of this Agreement.

24.      Manufacturing Rights.

         Manufacturing Rights will be governed by Attachment 6.

25.      Miscellaneous

         This Agreement and Attachments and Purchase Orders issued and Accepted hereunder set forth the entire understanding of the parties with respect to the Products and merges all prior written and oral communications relating thereto. It can be modified or amended only in a writing signed by a duly authorized representative of each party. Section headings are provided for the convenience of reference only and shall not be construed otherwise.

         Not failure to exercise, or delay in exercising, on the part of either party, any right, power or privilege hereunder shall operate as a waiver thereof, or will any single or partial exercise of any right, power or privilege hereunder preclude the further exercise of the same right or the exercise of any other right hereunder.

         This Agreement is made pursuant to and shall be governed by the laws of the State of Rhode Island, without regard to its rules regarding conflict of laws. The parties agree that the courts of the State of Rhode Island, and the Federal Courts located therein, shall have exclusive jurisdiction over all matters arising from this Agreement.

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT ON THE DATES MENTIONED BELOW.



MAGNETEC CORPORATION     GTECH CORPORATION

BY /s/ Bart Shuldman                       BY /s/ John C. Smith
   --------------------------------           --------------------------------
   SIGNATURE                                    SIGNATURE

       Bart Shuldman                              John C. Smith
- -----------------------------------           ----------------------------------
   NAME                                         NAME

       President                                  Vice-President, Hardware
- -----------------------------------           ----------------------------------
   TITLE                                        TITLE

       September 7, 1994                          September 7, 1994
- -----------------------------------           ----------------------------------
   DATE                                         DATE


                                                GTECH CORPORATION

                                           BY /s/ Peter A. Liakos
                                              ----------------------------------
                                                SIGNATURE

                                                  Peter A. Liakos
                                              ----------------------------------
                                                NAME

                                                  Director, Corporate Purchasing
                                              ----------------------------------
                                                TITLE

                                                  September 7, 1994
                                              ----------------------------------
                                                DATE

                                  Attachment 1
                                  ------------

                             Product Specifications
                             ----------------------


1.1)  Purchase Specification, Printhead                          No. 20-0290-00

1.2)  Purchase Specification, Impact Printer Mechanism           No. 53-0098-00

1.3)  Subassembly Specification, GT-501 Impact Printer           No. 96-0306-02

                                  Attachment 2
                                  ------------

                                    Pricing
                                    -------

                              TERMS AND CONDITIONS
                              --------------------


1.   Unit pricing will be [      ] for the duration of this Agreement. Unit
     pricing may be reviewed annually on the anniversary date from the date of signing this Agreement.

1.A


     a.)           [Confidential treatment requested]

     b.)


2.   [   ]   not included in price.

3.   [   ]   are not included in price.

4.   [   ]   are not included in price.

5. Cancellation charges: Orders canceled that do not conform to the schedule in Attachment 3 will be subject to the following charges:

                    *
                    *   [Confidential treatment requested]
                    *
                    *

6.   Packaging will adhere to GTECH specifications 96-0321-01 and 96-0322-01,
     and is [              ].

                                 Attachment 2A
                                 -------------


                       RECOMMENDED SPARE LIST AND PRICING
                       ----------------------------------


2.A.1    Spare Parts Priority

2.A.2    Spare Parts Provision

                                  Attachment 3
                                  ------------

                                   LEAD TIME
                                   ---------


1.   Standard lead time - shipments to begin [                           ] after
     acceptance of order.

2.   Standard lead times are based on a maximum of [     ] units per week.

3.   Orders for more than [   ] units per week are subject to additional lead
     times. GTECH shall not pay and additional costs unless agreed to be GTECH.


                                  RESCHEDULING
                                  ------------

     Based on a [            ] lead time and excluding all electronics:
          *  [      ] No reschedule
          *  [      ] Can reschedule up to an additional [                  ]
          *  If over [   ] , can reschedule [   ] , but GTECH will be obligated
             to pay for materials received by Magnetec based on proper documentation.
          *  [     ] reschedule up to
          *  Over [    ], Section 2.6, Cancellation for Convenience, will apply.

                                  Attachment 4
                                  ------------

                               BAILMENT AGREEMENT
                               ------------------



Bailee Name and Address:                Date
                                             ----------------------------

Magnetec Corporation                    Term of Use
- ----------------------------------                  ---------------------

61 W. Dudley Town Road                  Purpose of Bailment
- ----------------------------------                          -------------

Bloomfield, CT 06002
- ----------------------------------      ---------------------------------

Property Location (if different)

- ----------------------------------

- ----------------------------------


     The following terms shall govern the bailment of the property listed below ("Property")) by GTECH CORPORATION, ("GTECH") to the BAILEE identified above.

     1. TITLE.   Title to the Property is and shall remain with GTECH at all times and Bailee shall not sell, lease or assign the Property or do anything inconsistent with GTECH's title. BAILEE shall segregate the Property from all other property not owned by GTECH which is located on BAILEE's premises and shall take such additional steps as GTECH may reasonably request to protect GTECH's title to the Property, including the execution of appropriate filing statements.

     2. USE; LOCATION.   The Property may be used by BAILEE only for the purpose
described above. Unless otherwise agreed in writing, the Property shall remain at the Property Location specified above at all times. GTECH shall have the right to enter the Property Location during normal business hours to inspect the Property.

     3. TERM.   The Term of Use of the Property will be as specified above unless extended by mutual agreement of the parties. BAILEE shall return the Property to GTECH upon expiration of the term of Use or earlier request of GTECH in the same condition as delivered, reasonable wear and tear excepted.

     4. TRANSPORTATION.   Unless specifically listed below, BAILEE shall be
responsible for all costs of freight to and from the site and for all drayage, set up, installation and deinstallation costs.

     5. SOFTWARE.   If the Property includes software, such software, including any subsequent updates, is provided for use only on the designated CPU. BAILEE may make up to two (2) machine readable copies for backup purposes provided that GTECH's copyright or proprietary notice is reproduced on each copy. All copies remain the property of GTECH. BAILEE agrees to maintain all software and related documentation in strict confidence and will not disclose or otherwise make the software and documentation available to any third party without the prior written consent of GTECH. No rights or license to any patents, trademarks or copyrights of GTECH are granted to BAILEE hereby.

     6. LOSS, INSURANCE. BAILEE shall bear all risks of loss. BAILEE hereby agrees to compensate GTECH at the stated value for Property which is lost, damaged or destroyed. BAILEE shall insure the Property for such stated value and upon request, shall give GTECH a certificate of insurance.

     7. NO WARRANTY.   The Property is provided to BAILEE without warranty of
any kind, express, implied or statutory. In no event will GTECH be liable for any loss or damages whatsoever arising out of the use of or inability to use the Property. BAILEE is responsible for the backup and security of any data used with the Property.

     8. MAINTENANCE; SUPPLIES.   Unless specifically listed below, maintenance
services for the Property and expendable supply items used in conjunction with the Property must be separately acquired by BAILEE.

     9. GENERAL. Property shall be governed by this Bailment Agreement from the time at which BAILEE takes possession until the return of the Property to GTECH. This Agreement may be amended only in writing and shall be governed by Rhode Island law.

                              PROPERTY DESCRIPTION
                              --------------------


() Property Description attached  _________ pages.


         BAILEE                              GTECH CORPORATION

BY                                      BY
   -----------------------------           ------------------------------
   SIGNATURE                               SIGNATURE


- --------------------------------        ---------------------------------
   NAME                                    NAME


- --------------------------------        ---------------------------------
   TITLE                                   TITLE


- --------------------------------        ---------------------------------
   DATE                                    DATE

                                  Attachment 5
                                  ------------

                            Non-Warranty Repair Costs
                            -------------------------

     All warranty repair costs wi11 be reviewed on the first anniversary date of the signing of this Agreement to determine non-warranty repair costs.
Non-warranty repair costs will not exceed [    ]. Parts to be charged separately
to GTECH at spare parts pricing for both mechanism only and mechanism with electronics (See attachment 2A).

                                  Attachment 6
                                  ------------

                              Manufacturing Rights
                              --------------------


1. MANUFACTURING DOCUMENTATION PACKAGE. Within [    ] upon commencement of this
Agreement, VENDOR agrees to deliver to GTECH, or at VENDOR's option, to a mutually agreed upon second source manufacturer or to a mutually agreed upon escrow agent, all of the documentation and other information used by VENDOR to manufacture, test, maintain and support the Products (herein, the "Manufacturing Package") including, without limitation, the full and complete schematic diagrams, assembly drawings, structured Bills of Material, printed circuit board artwork, parts and vendor lists, test specifications, assembly aids and software in both machine readable source and object forms. As a part of this package, VENDOR also agrees to provide access to and joint control of vendor toolings, agency approval files (FCC, UL, CSA, VDE, etc.), a complete description of any special tools, fixtures and test equipment that are required but are not readily available in the marketplace. Neither GTECH nor any second source manufacturer or escrow agent will have any right to use the "Manufacturing Package" except as set forth in section 1.3 below or as otherwise authorized by VENDOR. If the Manufacturing Documentation Package is not delivered within the specified time, as stated above, this Agreement is null and void.

2. UPDATES; VERIFICATION; EXPENSES. VENDOR agrees to update the "Manufacturing Package" as necessary from time to time to keep the package current with the latest version of the Products delivered to GTECH under this Agreement. If the "Manufacturing Package" is delivered to any person other than GTECH, GTECH shall have the right to inspect the package from time to time to verify the contents of the "Manufacturing Package" and VENDOR's compliance with this section. All costs and expenses of any kind associated with the preparation and maintenance of the "Manufacturing Package" as well as any fees of any person other than GTECH holding the "Manufacturing Package" will be paid by VENDOR.

3. RIGHT TO MANUFACTURE. If any one or more of the following events occurs, GTECH shall have the right, including the rights under any of the VENDOR's applicable patents and copyrights, to use the "Manufacturing Package" to manufacture or have manufactured the Products:

     a.) VENDOR ceases doing business as an entity or is finally adjudicated a bankrupt under Chapter 7 of the Bankruptcy Act or any similar or successor provision for the liquidation or dissolution of VENDOR;

     b.) VENDOR admits in writing its inability to provide Products to GTECH strictly in accordance with the terms of the specifications and timetable of the Agreement between Magnetec and GTECH dated (DATE OF AGREEMENT) referred to in Section 2;

     c.) VENDOR assigns this Agreement in violation of section 25 of this Agreement to any person or organization that competes with

          GTECH in any market or whose interests are otherwise inimical to GTECH's;

     d.) A petition in bankruptcy is filed by or against VENDOR and is not dismissed within ninety (90) days thereafter or if a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or a substantial part of VENDOR's property.

Except as provided in this section or as otherwise authorized by VENDOR, neither GTECH nor any second source manufacturer shall have any right to use the "Manufacturing Package" for any purpose and shall hold such information confidential and shall not disclose such information to any party.

                      GTECH SPARE PARTS PRICING-PROVISION


             PART                                      GTECH     MAT'L     MAT'L           LABOR     TOTAL
ITEM        NUMBER       DESCRIPTION                   PRICE     COST        O/H   LABOR     O/H      COST
- ----------------------------------------------------------------------------------------------------------
  1                      SEM
  2                      ASSY, INTERCONNECT BD.        GTECH
  3                      ASSY, PRINTER DRIVER BD.      GTECH
  4                      ASSY, PRINTER LOGIC BD.       GTECH
  5                      PIN, SPRING
  6                      BEARING, BALL
  7                      NUT, NYLON (4-40)
  8                      SHAFT, PIVOT
  9                      SPOOL, DRIVE CABLE
 10                      BEARING, PIVOT
 11                      COVER, ACCESS
 12                      SLIDE, BASE                   GTECH
 13                      SPRING
 14                      ROLLER, IDLER
 15                      PIN, PIVOT
 16                      PAPER, EXIT GUIDE
 17                      SPRING, KICKER
 18                      SHAFT, UPPER
 19                      #8 SEMS
 20                      SHAFT, LOWER
 21                      SPRING, COMPRESSION
 22                      ROLLER, IDLER
 23                      BEARING
 24                      CABLE, DRIVE
 25                      LATCH
 26                      SIDE, PLATE
 27                      ECCENTRIC, ADJ.
 28                      SCREW, #4
 29                      PIN, ROLL
 30                      SPRING, COVER
 31                      #6 SEMS
 32                      GROUND STRAP
 33                      CABLE, FLEX
 34                      #8 SQ. NUT
 35                      #4 SEMS
 36                      #8 WASHER
 37                      #8-32 SEMS
 38                      #8-32 SEMS
 39                      SOLENOID
 40                      SCREW, #6-32
 41                      MICROSWITCH
 42                      SPACER, SOLENOID
 43                      CLIP, SPRING
 44                      GROUND STRAP BASE
 45                      BELT, TIMING


                       GTECH SPARE PARTS PRICING-PRIORITY


             PART                                      GTECH
ITEM        NUMBER       DESCRIPTION                   PRICE
- ------------------------------------------------------------
  1                      ASSY, PRINTHEAD
  2                      ASSY, CUTTER
  3                      ASSY, COVER & HANDLE
  4                      ASSY, P/H-CARRIAGE
  5                      ASSY, SHAFT & PULLEY
  6                      ASSY, RIBBON-MOTOR
  7                      ASSY, CARRIAGE-MOTOR
  8                      ASSY, PAPER, FEED-MOTOR
  9                      ASSY, SENSOR-HARNESS
 10                      ASSY, PAPER/OUT-SENSOR
 11                      ASSY, WIRE, HARNESS
